UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2008

TORREYPINES THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25571	86-0883978
(State or Other	(Commission	(IRS Employer
Jurisdiction	File Number)	Identification No.)
of Incorporation)

11085 North Torrey Pines Road, Suite 300, La Jolla, CA		92037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 623-5665

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Michael Murphy, MD, Ph.D., TorreyPines Therapeutics, Inc.’s Chief Medical Officer, will leave the company effective February 29, 2008 to pursue other interests.

Item 8.01.              Other Events

On February 14, 2008, TorreyPines Therapeutics, Inc. issued a press release announcing the company’s 2008 strategic plan.  The plan will focus on clinical development activities to maximize the value of the company’s lead compounds: AMPA/kainate receptor antagonist tezampanel and NGX426 and the muscarinic agonist NGX267.  As part of the 2008 strategic plan, and in conjuction with the February 28, 2008 conclusion of the gamma-secretase modulator collaboration agreement between the company and Eisai Co., Ltd., the company intends to reduce its work force.  A copy of the press release is attached as Exhibit 99.1

The press release announced that TorreyPines will hold a conference call and webcast today at 11:00 a.m. Eastern time to discuss the 2008 strategic plan.

Item 9.01.              Financial Statements and Exhibits

(d)            The following exhibit is furnished herewith:

99.1                                          Press release dated February 14, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORREYPINES THERAPEUTICS, INC.

Date: February 14, 2008
	By:	/s/ Craig Johnson
Name: Craig Johnson
	Title:	Vice President, Finance and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press release dated February 14, 2008